                                                                    EXHIBIT 12.1

                             PILLOWTEX CORPORATION
                CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS
                             (DOLLARS IN THOUSANDS)

                                                                                                                NINE MONTHS
                                                                                 NINE MONTHS                ENDED SEPTEMBER 28,
                                    YEAR ENDED DECEMBER 28, 1996           ENDED SEPTEMBER 27, 1997                 1996
                                 ----------------------------------   ----------------------------------   ----------------------
                                 PILLOWTEX   FIELDCREST   PRO FORMA   PILLOWTEX   FIELDCREST   PRO FORMA   PILLOWTEX   FIELDCREST
                                 ---------   ----------   ---------   ---------   ----------   ---------   ---------   ----------
EARNINGS:
  Earnings before income
    taxes......................   $24,191     $ 1,174      $16,377     $17,274     $22,770      $30,247     $14,049     $(2,038)
  Fixed charges................    16,843      33,736       72,705      16,726      23,708       60,191      11,987      26,646
                                  -------     -------      -------     -------     -------      -------     -------     -------
    Earnings as adjusted(A)....   $41,034     $34,910      $89,082     $34,000     $46,478      $90,437     $26,036     $24,608
                                  =======     =======      =======     =======     =======      =======     =======     =======
FIXED CHARGES:
  Interest expense.............   $13,971     $26,869      $63,446     $13,957     $18,708      $52,635     $10,279     $21,496
  Interest capitalized.........       273          --          273         470          --          470          --          --
  Amortization of debt issuance
    costs......................       839          --          360         638          --          425         408          --
  Interest Component of Rent
    Expense (Note 1)...........     1,760       6,867        8,626       1,661       5,000        6,661       1,300       5,150
                                  -------     -------      -------     -------     -------      -------     -------     -------
    Fixed charges as
      adjusted(B)..............   $16,843     $33,736      $72,705     $16,726     $23,708      $60,191     $11,987     $26,646
                                  =======     =======      =======     =======     =======      =======     =======     =======
RATIO OF EARNINGS TO FIXED
  CHARGES (A) DIVIDED BY (B)...      2.44        1.03         1.23        2.03        1.96         1.50        2.17        0.92
                                  =======     =======      =======     =======     =======      =======     =======     =======

---------------

Note 1: Approximately one-third of rent expense which management believes is representative of the interest component.

                             PILLOWTEX CORPORATION

                CALCULATION OF EARNINGS TO FIXED CHARGES RATIOS
                             (DOLLARS IN THOUSANDS)

                                            PILLOWTEX YEARS ENDED                             FIELDCREST YEARS ENDED
                               -----------------------------------------------   ------------------------------------------------
                                1992      1993      1994      1995      1996      1992      1993      1994       1995      1996
                               -------   -------   -------   -------   -------   -------   -------   -------   --------   -------
EARNINGS:
  Earnings before income
    taxes....................  $11,429   $21,200   $12,425   $18,978   $24,191   $26,576   $26,879   $46,283   $(27,809)  $ 1,174
  Fixed charges..............    5,624     3,666     7,004    19,055    16,843    40,449    33,959    30,001     34,963    33,736
                               -------   -------   -------   -------   -------   -------   -------   -------   --------   -------
    Earnings as
      adjusted(A)............  $17,053   $24,866   $19,429   $38,033   $41,034   $67,025   $60,838   $76,284   $  7,154   $34,910
                               =======   =======   =======   =======   =======   =======   =======   =======   ========   =======
FIXED CHARGES:
  Interest expense...........  $ 4,997   $ 3,042   $ 6,361   $17,491   $13,971   $34,149   $27,659   $23,268   $ 27,630   $26,869
  Interest capitalized.......       --        --        --        --       273        --        --        --         --        --
  Amortization of debt
    issuance costs...........       --        --        --       544       839        --        --        --         --        --
  Interest Component of Rent
    Expense (Note 1).........      627       624       643     1,020     1,760     6,300     6,300     6,733      7,333     6,867
                               -------   -------   -------   -------   -------   -------   -------   -------   --------   -------
    Fixed charges as
      adjusted(B)............  $ 5,624   $ 3,666   $ 7,004   $19,055   $16,843   $40,449   $33,959   $30,001   $ 34,963   $33,736
                               =======   =======   =======   =======   =======   =======   =======   =======   ========   =======
RATIO OF EARNINGS TO FIXED
  CHARGES (A) DIVIDED BY
  (B)........................     3.03      6.78      2.77      2.00      2.44      1.66      1.79      2.54       0.20      1.03
                               =======   =======   =======   =======   =======   =======   =======   =======   ========   =======

---------------

Note 1: Approximately one-third of rent expense which management believes is representative of the interest component.